Exhibit 99.3

PRESS RELEASE www.corescientific.com

Core Scientific Announces

August 2023 Production and Operations Updates

•	Operated approximately 206,000 owned and colocated bitcoin miners

•	Produced 965 self-mined bitcoin and an estimated 403 bitcoin from colocated miners

AUSTIN, Texas, Sept. 7, 2023 – Core Scientific, Inc. (OTC: CORZQ) (“Core Scientific” or “the Company”), a leader in high-performance blockchain computing data centers and software solutions, today released production and operations updates for August 2023.

“We continue to maintain our position as one of the largest and most efficient bitcoin producers at scale in North America through our team’s relentless focus on operational excellence,” said Adam Sullivan, Core Scientific Chief Executive Officer. “High temperatures in August provided us with the opportunity to support our grid partners by reducing our power consumption and contributing more than 32,000 megawatt hours to help their customers.”

Core Scientific recently entered into new colocation agreements with some of its customers that provide the Company with a portion of the bitcoin rewards generated from colocated miners after receiving payment for identified mining costs. “As part of the continued evolution of our hybrid mining-colocation strategy, we’re further aligning our interests with our customers,” Mr. Sullivan added.

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Core Scientific, Inc. August ‘23 Update - 2

The Company continues to work through the Chapter 11 reorganization process and aims to emerge in the fourth quarter.

Key Metrics Summary

Metric	August 2023	July 2023
Self-Mining Bitcoin Produced[1]	965	1,022
Colocation Bitcoin Produced[2]	403	493
Average Self-Mined Bitcoin Produced/Day	31.1	33.0
Self-Mining Energized Hash rate[3]	15.1	15.2
Colocation Energized Hash rate[4]	6.9	7.0
Total Energized Hash rate	22.0	22.2
Bitcoin Sold	1,022	1,079
Bitcoin Sales Proceeds ($USD)	Appx. $28.5 million	Appx. $32.4 Million
Average Self-Mining Fleet Efficiency (J/TH)[5]	28.96	28.96

Data Centers

As of month-end, the Company operated approximately 206,000 bitcoin miners for both self-mining and colocation, representing a total energized hash rate of 22.0 EH/s at its data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas.

Self-Mining

Core Scientific produced 965 bitcoin in August from its owned fleet of miners. As of month end, the Company operated approximately 145,000 owned bitcoin miners, accounting for approximately 70% of its total number of miners and representing a total energized hash rate of 15.1 EH/s.

[1]	Self-Mining Bitcoin Produced represents bitcoin rewards produced by bitcoin miners owned and operated by Core Scientific
[2]

Colocation Bitcoin Produced represents estimated bitcoin rewards produced by colocated customer-owned miners operated by Core Scientific, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements

[3]	Self-Mining Energized Hash Rate represents the total rated capacity of all Company-owned bitcoin miners installed and operating in Core Scientific’s data centers
[4]	Colocation Energized Hash Rate represents the total rated capacity of all colocated bitcoin miners owned by customers, installed and operating in Core Scientific’s data centers
[5]

Average Self-Mining Fleet Efficiency (J/TH) represents the weighted average power consumption in Joules per terahash based on the rated efficiency and capacity of each model of miner operating in Core Scientific’s owned self-mining fleet

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Core Scientific, Inc. August ‘23 Update - 3

Colocation Services

In addition to its self-mining fleet, Core Scientific provided data center colocation services, technology and operating support for approximately 61,000 colocated, customer-owned bitcoin miners, representing approximately 30% of the bitcoin miners operating in the Company’s data centers as of August 31. Customer-owned bitcoin miners produced approximately 403 bitcoin in August, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements.

Grid Support

The Company reduced the consumption of power at its data centers in response to high temperatures in August, delivering 32,188 megawatt hours to local grid partners. By supporting the grid in such a fashion, Core Scientific helps grid operators keep power flowing to their customers when temperatures rise and air conditioning use increases, and when temperatures drop and heating use increases. Core Scientific works with utility companies and the communities in which it operates to enhance electrical grid stability.

ABOUT CORE SCIENTIFIC

Core Scientific (OTC: CORZQ) is one of the largest blockchain computing data center providers and miners of digital assets in North America. Core Scientific has operated blockchain computing data centers in North America since 2017, using its facilities and intellectual property portfolio for colocated digital asset mining and self-mining. Core Scientific operates data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas. Core Scientific’s proprietary Minder® fleet management software combines the Company’s colocation expertise with data analytics to deliver maximum uptime, alerting, monitoring and management of all miners in the Company’s network. To learn more, visit http://www.corescientific.com.

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Core Scientific, Inc. August ‘23 Update - 4

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES

Certain statements in this press release constitute “forward-looking statements’’ within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the future benefit of certain contracts, anticipated date of Company emergence from Chapter 11, statements related to the Company’s ability to scale and grow its business, meet its expected operating plan, source clean and renewable energy, the advantages and expected growth of the Company, future estimates of revenue, net income, adjusted EBITDA, total debt, free cash flow, liquidity and future financing availability, future estimates of computing capacity and operating capacity, future demand for colocation capacity, future estimate of hash rate (including mix of self-mining and colocation) and operating gigawatts, future projects in construction or negotiation and future expectations of operation location, orders for miners and critical infrastructure, future estimates of self-mining capacity, the public float of the Company’s shares, future infrastructure additions and their operational capacity, and operating capacity and site features of the Company’s operations and planned operations. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must

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Core Scientific, Inc. August ‘23 Update - 5

not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are based on information available as of the date of this press release and current expectations, forecasts and assumptions and are subject to a number of risks and uncertainties, including, but not limited to, the Company’s ability to obtain bankruptcy court approval with respect to motions in its Chapter 11 cases, successfully enter into and implement a restructuring plan, emerge from Chapter 11 and achieve significant cash flows from operations; the effects of the Chapter 11 cases on the Company and on the interests of various constituents, bankruptcy court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the length of time the Company will operate under the Chapter 11 cases, risks associated with any third-party motions in the Chapter 11 cases, the potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; satisfaction of any conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock as well as other risk factors set forth in the Company’s reports filed with the U.S. Securities & Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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Core Scientific, Inc. August ‘23 Update - 6

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